Exhibit 4.2

NUMBER SHARES

C-

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP 876545 104

TASTEMAKER ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CLASS A COMMON STOCK

This Certifies that                      is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001

EACH OF THE CLASS A COMMON STOCK OF

TASTEMAKER ACQUISITION CORP.

(THE “CORPORATION”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Corporation will be forced to redeem all of its shares of Class A common stock if it is unable to complete a business combination by                      ,         , or by such later date approved by the Corporation’s stockholders in accordance with the Corporation’s certificate of incorporation, as more fully described in the Corporation’s prospectus dated                     ,                  2020.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signature of a duly authorized signatory of the Company.

Dated:

Authorized Signatory	Transfer Agent

TASTEMAKER ACQUISITION CORP.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Corporation’s certificate of incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	-	Custodian

TEN ENT	-	as tenants by the entireties			(Cust)	(Minor)

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                     hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

                 Shares of the capital stock represented by the within Certificate, and does hereby irrevocably constitute and appoint                      Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

Shareholder

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE).

In each case, as more fully described in the Corporation’s final prospectus dated                      , 2020, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Corporation’s initial public offering only in the event that (i) the Corporation redeems the shares of Class A common stock sold in its initial public offering and liquidates because it does not consummate an initial business combination by                      ,          or by such later date approved by the Corporation’s stockholders in accordance with the Corporation’s certificate of incorporation, (ii) the Corporation redeems the shares of Class A common stock sold in its initial public offering in connection with a stockholder vote to amend the Corporation’s amended and restated certificate of incorporation to modify the substance or timing of the Corporation’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of the Class A common stock sold in its initial public offering if it does not consummate an initial business combination by                      ,         , or with respect to any other provisions relating to the rights of holders of Class A common stock or pre-initial business combination activity or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Class A common stock in connection with a tender offer (or proxy solicitation, solely in the event the Corporation seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.